As filed, via EDGAR, with the Securities and Exchange Commission on October 20, 1998.
                                                               File No.:________
                                                              ICA No.: _________

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant [ ]
Filed by a party other than the registrant [X]

   Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)


       MERCURY SHAREHOLDER ASSOCIATES LLC, BARINGTON CAPITAL GROUP, L.P.,
       ------------------------------------------------------------------
                           and BANNER AEROSPACE, INC.
                           --------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]No fee required
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

FOR IMMEDIATE RELEASE                             CONTACT:
                                                  John Cornwell
                                                  D.F. King & Co., Inc.
                                                  (212) 493-6952


                      BARINGTON CAPITAL GROUP. L.P. SETTLES
             INTERACTIVE FLIGHT TECHNOLOGIES, INC. DERIVATIVE SUITS;
                       MERCURY SHAREHOLDER ASSOCIATES LLC
                          WITHDRAWS PROXY SOLICITATION


NEW YORK, NEW YORK, October 22, 1998 -- Barington Capital Group, L.P. announced today that it has settled the derivative stockholders lawsuits it instituted against the officers and directors of Interactive Flight Technologies, Inc. (NASDAQ/NMS: FLYT) and Ocean Castle Partners, LLC. As part of the settlement, Mercury Shareholder Associates LLC, a company affiliated with Barington, has agreed to withdraw its proxy solicitation which opposed the Company's slate of directors.

The settlement was reached after the Company accepted Barington's proposal to increase the Company's stock buyback program and agreed to retain Barington as its investment banker in connection with its financial plan to enhance stockholder value.

As part of the settlement, Barington has agreed to support the Company's nominees for the Board of Directors and the Company has engaged Barington to conduct the repurchase of up to 2,000,000 shares of Class A Common Stock for the Company's account. Barington has entered into an agreement to be the Company's exclusive provider of certain investment banking services for an initial period of 12 months. For these services, the Company has paid Barington a retainer of $250,000, with a fee of $30,000 per month payable upon the signing of the settlement agreement and additional fees payable based on consummated actions. In addition, the Company has agreed to pay $150,000 to Mercury and Barington in partial reimbursement for their solicitation and litigation expenses and Ocean Castle or its designee (which may be the Company) will purchase for $1.50 per share 298,000 shares of Class A Common Stock from affiliates of Mercury (which may include customer accounts maintained by Barington but which will not include Barington or any of its officers).

Barington is a full service investment banking firm focused on providing capital and advisory services to small and emerging growth companies.